Exhibit 10.2

WADDELL & REED FINANCIAL, INC.

1998 NON-EMPLOYEE DIRECTOR STOCK AWARD PLAN

As Amended and Restated

Waddell & Reed Financial, Inc. previously established the Waddell & Reed Financial, Inc. 1998 Non-Employee Director Stock Award Plan (formerly named the Waddell & Reed Financial, Inc. 1998 Non-Employee Director Stock Option Plan), as amended effective April 28, 1999 and as further amended effective on each of December 12, 2002, October 14, 2004 and October 19, 2005 (as amended, the “Original Plan”).  Pursuant to the powers reserved in Section 8.1 of the Original Plan, the Original Plan is amended and restated effective October 18, 2012 as follows (the Original Plan, as amended and restated hereby, the “Plan”).

ARTICLE 1

Purposes of the Plan

Section 1.1.  Purposes.  The purposes of the Plan are to attract and retain highly qualified Non-Employee Directors and to promote the long-term growth of the Company by providing a vehicle for Non-Employee Directors to increase their proprietary interest in the Company.

ARTICLE 2

Definitions

Section 2.1.  Definitions.  Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Acquisition” has the meaning assigned such term in Section 9.3.

“Acquisition Consideration” means the kind and amount of shares of capital stock of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share upon consummation of an Acquisition.

“Annual Compensation” means the annual cash retainer and meeting fees payable by the Company to a Non-Employee Director for services as a director (and, if applicable, as a member or chairman of a committee of the Board) of the Company, as such amount may be determined from time to time.  For purposes of an election to convert Annual Compensation into Awards pursuant to the Plan, meeting fees will be deemed to be earned at the beginning of the year for all scheduled meetings during the year, whether or not the Awardee later attends such meetings.

“Annual SORP Exercise Date” has the meaning assigned such term in Section 6.5.

“Award” means the grant of an Option or Restricted Stock to a Participant pursuant to the terms, conditions and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

“Award Grant Date” means the date on which an Award of Options or Restricted Stock, as the context applies, is made under the Plan which, unless the Committee determines otherwise, shall be the first Business Day in January of the calendar year in which Annual Compensation will be earned.

“Award Agreement” means a written agreement by and between the Company and a Participant evidencing an award of Options or Restricted Stock, as applicable, under the Plan.

“Awardee” means a Participant to whom an outstanding Award has been granted or, in the event of such Participant’s death prior to the expiration of an Option or the lapse of restrictions encumbering Restricted Stock, such Participant’s Beneficiary.

“Beneficiary” means any person or persons designated by a Participant, in accordance with procedures established by the Committee or Plan Administrator, to receive benefits hereunder in the event of the Participant’s death.  If any Participant fails to designate a Beneficiary or designates a Beneficiary who fails to survive the Participant, the Beneficiary shall be the Participant’s surviving spouse, or, if none, the Participant’s surviving descendants (who shall take per stirpes) and if there are no surviving descendants, the Beneficiary shall be the Participant’s estate.

“Board” means the Board of Directors of the Company.

“Business Day” means a day on which the New York Stock Exchange or other principal national securities exchange or over-the-counter market on which the Shares are then traded is open for business.

“Change in Control” means the occurrence of any of the following:

(a)                                  when any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or a Subsidiary thereof or any Company employee benefit plan), is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(b)                                 the effective date of any transaction or event relating to the Company that is required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of the Exchange Act;

(c)                                  when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board, cease for any reason other than death to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the directors at the beginning of such period; or

(d)                                 the effective date of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary thereof through the purchase of assets, by merger, or otherwise.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Committee” means the Compensation Committee of the Board.

“Company” means Waddell & Reed Financial, Inc., a Delaware corporation, and its successors.

“Conversion Election Form” means a form, substantially in the form attached hereto as Exhibit A, pursuant to which a Non-Employee Director elects to convert Annual Compensation to an Award pursuant to Section 5.1.

“Disability” means total and permanent disability as determined under the Company’s long-term disability program, whether or not the Participant is covered under such program.  If no such program is in effect, the Disability of a Participant shall be determined in good faith by the Board (excluding the Participant).

“Election Date” means the date established by the Plan as the date by which a Participant must submit a valid Conversion Election Form to the Plan Administrator in order to participate in the Plan for a calendar year.  For each calendar year, the Election Date is December 31 of the preceding calendar year; provided, however, that the Election Date for the first year in which a Non-Employee Director becomes eligible to participate in the Plan shall be the 30th day following the date on which such individual becomes a Non-Employee Director.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, unless otherwise determined in good faith by the Committee or required by applicable law, as of any given date, the closing sale price of a Share on such date on the New York Stock Exchange or other principal national securities exchange or over-the-counter market on which the Shares are then traded or, if there is no sale on that day, then on the last previous Business Day on which a sale was reported.

“Non-Employee Director” means a director of the Company who is not an employee of the Company or of any Subsidiary.

“Option” means an option to purchase Shares granted pursuant to Article 6.

“Participant” means any Non-Employee Director who is participating in the Plan.

“Repricing” has the meaning assigned to such term in Section 8.1.

“Plan” means the Waddell & Reed Financial, Inc. 1998 Non-Employee Director Stock Award Plan, as Amended and Restated, as set forth herein and as may be amended, modified or supplemented from time to time.

“Plan Administrator” means the Committee or its delegee of administrative duties under the Plan pursuant to Section 3.2.

“Restricted Stock” means Shares that are subject to certain restrictions and/or a risk of forfeiture granted pursuant to Article 6.

“Shares” means shares of the Company’s Class A common stock, par value $.01.

“SORP” has the meaning assigned such term in Section 6.5.

“SORP Option” has the meaning assigned such term in Section 6.5.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

ARTICLE 3

Administration of the Plan

Section 3.1.  Administrator of the Plan.  The Plan shall be administered by the Committee, except as may be delegated pursuant to Section 3.2.

Section 3.2.  Authority of Committee.  The Committee shall have full power and authority to (a) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, and (b) designate persons other than members of the Committee or the Board to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee’s business judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan.  The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

Section 3.3.  Effect of Committee Determinations.  No member of the Committee or the Board or the Plan Administrator shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or to any settlement of any dispute between a Participant and the Company.  Any decision or action taken by the Committee, the Board or the Plan Administrator with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

ARTICLE 4

Participation

Section 4.1.  Election to Participate.  Each Non-Employee Director is automatically eligible to participate in the Plan.  A Non-Employee Director may participate in the Plan for a calendar year by delivering a properly completed and signed Conversion Election Form to the Plan Administrator on or before the Election Date.  The Non-Employee Director’s participation in the Plan will be effective as of the date the Plan Administrator receives the Non-Employee Director’s Conversion Election Form.  A Non-Employee Director shall not be entitled to any benefit hereunder unless such Non-Employee Director has properly completed a Conversion Election Form.

Section 4.2.  Irrevocable Election.  A Participant may not revoke or change his or her Conversion Election Form for a calendar year.

Section 4.3.  No Right to Continue as a Director.  Nothing contained in the Plan shall be deemed to give any Non-Employee Director the right to be retained as a director of the Company.

ARTICLE 5

Plan Benefits

Section 5.1.  Conversion of Annual Compensation.  A Non-Employee Director may elect to convert up to 100% of his or her Annual Compensation (in increments of 10% (but not less than 50%) or $10,000) to Awards in accordance with the terms of the Plan.

Section 5.2.  Time of Conversion Election.  A Non-Employee Director who wishes to convert Annual Compensation for a calendar year to Awards pursuant to Article 6 must irrevocably elect to do so on or prior to the Election Date for such calendar year, by delivering a valid Conversion Election Form to the Plan Administrator.  The Conversion Election Form shall indicate the percentage or dollar amount of Annual Compensation to be converted.

Section 5.3.  Responsibility for Investment Choices.  Each Participant is solely responsible for any decision to convert Annual Compensation to Awards under the Plan and accepts all investment risks entailed by such decision, including the risk of loss and a decrease in the value of the amounts he or she elects to convert.

ARTICLE 6

Terms and Conditions of Awards

If a Participant remains in service as a Non-Employee Director of the Company through the Award Grant Date for Annual Compensation converted pursuant to Section 5.1, the Participant shall be granted Awards subject to the following terms and conditions:

Section 6.1.  Exercise Price of Awards.  The exercise price per Share, if any, under each Option granted pursuant to this Article 6 shall be indicated in the Award Agreement.  The exercise price per Share of any Option granted hereunder shall be 100% of the Fair Market Value per Share on the Award Grant Date.

Section 6.2                                   Number of Shares Subject to Awards.

(a)                                  Number of Options.  The number of Shares subject to an Option granted pursuant to this Article 6 shall be the number of whole Shares equal to A divided by B, where:

A =                            the dollar amount which the Participant has elected to convert to Options pursuant to Section 5.1; and

B =                              the per Share value of an Option on the Award Grant Date, as determined by the Committee using an option valuation model selected by the Committee in its discretion (such value to be expressed as a percentage of the Fair Market Value per Share on the Award Grant Date).

In determining the number of Shares subject to an Option, (i) the Committee may designate the assumptions to be used in the selected option valuation model, and (ii) any fraction of a Share will be rounded down to the next whole number of Shares.

(b)                                 Number of Shares of Restricted Stock.  The number of Shares subject to an Award of Restricted Stock granted pursuant to this Article 6 shall be the number of whole Shares equal to A divided by B, where:

A =                            the dollar amount which the Participant has elected to convert to Restricted Stock pursuant to Section 5.1; and

B =                              the Fair Market Value of a Share on the Award Grant Date.

In determining the number of Shares subject to an Award of Restricted Stock, any fraction of a Share will be rounded down to the next whole number of Shares.

Effective January 1, 2004, a Participant will only be entitled to convert Annual Compensation into Options and/or Restricted Stock as determined by the Committee.

Section 6.3                                   Term of Awards.

(a)                                  Exercise of Options.  All Options shall be fully nonforfeitable, but shall be exercisable only at the time provided in this Section 6.3 and Section 6.4 below.  Each Option shall be first exercisable, cumulatively, as to 10% of the total Shares subject to the Option commencing on each of the first through tenth annual anniversaries of the Award Grant Date.  An Awardee’s death, Disability, retirement or other termination of his or her status as a Non-Employee Director shall not shorten the term of any outstanding Option.  In no event shall the period of time over which the Option may be exercised exceed 11 years from the Award Grant Date.  An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.  Options may be exercised in whole or in part at any time during the exercise period by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the exercise price, in cash, by check or such other instrument as may be acceptable to the Committee (including instruments providing for “cashless exercise”).  Payment in full or in part may also be made in the form of unrestricted Shares already owned by the Awardee (based on the Fair Market Value of the Shares on the date the Option is exercised).  An Awardee shall have rights to dividends and other stockholder rights with respect to Shares subject to an Option only after the Awardee has given written notice of the exercise and has paid in full for such Shares.

(b)                                 Terms of Restricted Stock Awards.

(i)                                     Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), or in such installments or otherwise, as the Committee may determine at the Award Grant Date or thereafter.  Except to the extent restricted under the terms of the Plan or any related Award Agreement, an Awardee granted Restricted Stock shall have all of the rights of a stockholder with respect to such Restricted Stock, including the right to vote the Restricted Stock and the right to receive dividends thereon.  During the applicable restricted period, subject to Section 6.6, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Awardee.

(ii)                                  Forfeiture.  Subject to Section 6.4, upon termination of an Awardee’s status as a Non-Employee Director, Restricted Stock that is at the time of such termination subject to restrictions shall be forfeited and reacquired by the Company.

(iii)                               Book-Entry Accounts; Certificates for Restricted Stock.  An account for each Awardee who is awarded Restricted Stock shall be maintained by the Company’s transfer agent or such other administrator designated by the Committee for the deposit of such Restricted Stock, or, in the sole discretion of the Committee, each Awardee may be issued a stock certificate registered in the name of the Awardee with respect to such Restricted Stock.  The Committee shall specify that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Stock, that the Company or transfer agent retain physical possession of such certificates, and that the Awardee deliver a stock power to the Company or transfer agent, as applicable, endorsed in blank, relating to the Restricted Stock.  Any such legend shall be substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Waddell & Reed Financial, Inc. 1998 Non-Employee Director Stock Award Plan, as Amended and Restated (the “Plan”) and a Restricted Stock Award Agreement entered into between the registered owner and Waddell & Reed Financial, Inc. (the “Agreement”).  Copies of the Plan and Agreement are on file in the offices of Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas 66202.”

(iv)                              Dividends and Splits.  Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.

Section 6.4                                   Accelerated Exercisability and Lapse of Restrictions.  Notwithstanding the normal exercisability schedule and forfeiture provisions set forth in Sections 6.3(a) and 6.3(b)(ii), any and all outstanding Options shall become immediately exercisable, and restrictions on any

Award of Restricted Stock shall lapse and the Shares subject to such Award shall be deemed fully vested and nonforfeitable, upon the first to occur of (a) the death of the Awardee, (b) the Disability of the Awardee, (c) the occurrence of a Change in Control, (d) the determination by the Committee that a particular Award, in whole or in part, shall become fully exercisable and/or nonforfeitable, or (e) as otherwise provided by the Committee by rule or regulation or in any Award Agreement, or as determined in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes.  Upon acceleration, an Option will remain exercisable for the remainder of its original term.

Section 6.5                                   Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement, which shall be executed by an authorized officer of the Company.  The Award Agreement shall contain provisions regarding (a) the number of Shares subject to the Award, (b) the exercise price per Share, if any, of the Award and the means of payment therefor, (c) the term of the Award, and (d) such other terms and conditions not inconsistent with the Plan as may be determined from time to time by the Committee.  The Committee, in its discretion, may include in the grant of any Option under the Plan, a stock option restoration program (“SORP”) provision.  A SORP provision shall provide, without limitation, that, if payment of the exercise price of an Option is made in the form of Shares, and the exercise of such Option occurs on the Annual SORP Exercise Date, an additional option to purchase Shares (a “SORP Option”) will automatically be granted to the Awardee effective as of the Annual SORP Exercise Date.  A SORP Option shall (i) have an exercise price equal to 100% of the Fair Market Value of the Shares on the Annual SORP Exercise Date, (ii) have a term equal to that of the originally exercised Option giving rise to the SORP Option, not to exceed a maximum term of ten years and two days from the issuance date of the SORP Option (subject to any forfeiture provision or shorter limitation on exercise required under the Plan), (iii) have an initial vesting date no earlier than six months after the date of its issuance, and (iv) cover a number of Shares equal to the number of Shares used to pay the exercise price of the originally exercised Option, plus the number of Shares (if any) withheld for income taxes and employment taxes (plus any selling commissions) with respect to such original exercise. “Annual SORP Exercise Date” shall mean August 1, or if August 1 is not a Business Day, “Annual SORP Exercise Date” shall mean the next succeeding Business Day.  Notwithstanding the foregoing, the Committee may delay the Annual SORP Exercise Date to the extent it determines necessary to comply with regulatory or administrative requirements.

Section 6.6                                   Transferability of Awards.  No Award shall be assignable or transferable by the Awardee; provided, however, that an Award Agreement may provide that Options are transferable by will or the laws of descent and distribution; and provided, further, that the Committee may (but need not) permit other transfers of an Award where the Committee concludes that such transferability (a) does not result in accelerated taxation, and (b) is otherwise appropriate and desirable, taking into account any state or Federal securities laws applicable to Awards and the purposes of the Plan.

ARTICLE 7
Shares Subject to the Plan

Section 7.1                                   Shares Subject to the Plan.  Subject to adjustment as provided in Article 9, the total number of Shares reserved and available for issuance in connection with Awards under the Plan shall not exceed 1,200,000 Shares.  Shares delivered under the Plan may be newly issued Shares or previously issued and reacquired Shares.  To the extent that Shares subject to an outstanding Award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Award or by reason of the delivery of Shares to pay all or a portion of the exercise price of an Award, then such Shares shall again be available for issuance under the Plan.

In the case of Options exercised with payment in Shares under a SORP provision, the number of Shares transferred by the Awardee in payment of the exercise price plus the number of Shares withheld for income and employment taxes (plus any selling commissions) on such exercise will be netted against the number of Shares issued to the Awardee in the exercise, and only the net number shall be charged against the 1,200,000 limitation set forth above.

ARTICLE 8

Amendment, Suspension and Termination

Section 8.1.  Amendment, Suspension and Termination.  The Board may amend, suspend or terminate the Plan or any Award Agreement at any time; provided, however, that the Board may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations, or securities exchange listing standards, and no such amendment, modification or termination shall adversely affect any outstanding Awards without the consent of the Participant.  Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior stockholder approval.  For purposes of the Plan, “Repricing” means any of the following or any other action that has the same purpose and effect: (a) lowering the exercise price of an outstanding Option after it is granted or (b) canceling an outstanding Option at a time when its exercise or purchase price exceeds the then Fair Market Value of the Shares underlying such outstanding award, in exchange for another award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, amalgamation, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off or other similar corporate transaction.

ARTICLE 9

Adjustment Provisions

Section 9.1                                   Change in Corporate Structure Affecting Shares.  If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the exercise price per Share, if any, and the number of Shares underlying each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Award shall not be changed.  Adjustments pursuant to this Section 9.1 shall not be made to the extent the Plan has been amended to reflect any adjustment contemplated in this Section 9.1.

Section 9.2                                   Certain Reorganizations.  Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding Awards or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Awardees’ rights under the Plan.

Section 9.3                                   Acquisitions.  In the case of any sale of assets, merger, consolidation or combination of the Company with or into another entity, other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), any Awardee who holds an outstanding Award shall have the right (subject to the provisions of the Plan and any limitation applicable to the Award) thereafter and during the term of the Award, to receive upon exercise or vesting thereof, the Acquisition Consideration receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof or vesting of all or a portion of the Restricted Stock subject to an Award, as the case may be, immediately prior to the Acquisition; provided, however, the Committee, in its sole discretion, may settle the value of any Award on the basis of the Acquisition Consideration as of the date the Acquisition occurs, or such other date as the Committee may determine prior to the Acquisition, in cash, stock or other property, or any combination thereof.  To the extent any such settlement made in the sole discretion of the Committee is made in Shares, such Shares will be deemed to have been distributed under the Plan.

ARTICLE 10

Miscellaneous

Section 10.1.  Withholding.  If any Award granted under the Plan is or becomes subject to any withholding requirement, the Committee may require the Awardee to remit such withholding as a condition to exercising an Option or any portion thereof, or to receiving any Shares underlying an Award of Restricted Stock or the lapsing of restrictions thereon.

Section 10.2.  Compliance with SEC Regulations.  All grants, vesting, lapsing of restrictions, and exercises of Awards under the Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act, and any regulations promulgated thereunder, to the extent applicable.  To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Exchange Act or any amendments thereto or any successor regulations, then the Committee may make such modifications so as to conform the Plan and any Awards granted thereunder to the requirements of Rule 16b-3.

Section 10.3.  Validity.  In the event that any provision of the Plan or any related Award Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan or any related Award Agreement.

Section 10.4.  Inurement of Rights and Obligations.  The rights and obligations under the Plan and any related agreements shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Non-Employee Directors and their beneficiaries.

Section 10.5.  Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 10.6.  Governing Law.  The Plan shall be construed, governed and enforced in accordance with the laws of the State of Delaware, except as such laws are preempted by applicable Federal law.

Section 10.7.  Tax Status of Plan.  The Plan is not intended to be a “nonqualified deferred compensation plan” under Section 409A of the Code and shall be construed and administered accordingly.  If any term or provision contained herein would otherwise cause the Plan to be characterized as a “nonqualified deferred compensation plan” under Section 409A of the Code, then, without further action by the Company, such term or provision shall automatically be modified to the extent necessary to avoid such characterization.

EXHIBIT A

Conversion Election Form

for Calendar Year 20

Election to Convert Director Compensation to Restricted Stock pursuant to the

1998 Non-Employee Director Stock Award Plan

As Amended and Restated

The following constitutes the irrevocable election of the undersigned under the Waddell & Reed Financial, Inc. 1998 Non-Employee Director Stock Award Plan, as Amended and Restated (the “Plan”) with respect to the conversion to Restricted Stock of the Annual Compensation payable to the undersigned by Waddell & Reed Financial, Inc. (the “Company”) for services as a director (and, if applicable, as a member or chairman of a committee of the Board) of the Company during the calendar year identified above.  Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Plan.

I hereby irrevocably elect to convert, as of the first Business Day of the calendar year identified above, into an Award of Options to purchase common stock of the Company, to be granted at an exercise price of 100% of the Fair Market Value of the Company’s common stock on the Award Grant Date, pursuant to the Plan for the calendar year identified above,     % [indicate any percentage from 50% to 100% (in 10% increments)] or $                 [indicate any dollar amount in increments of $10,000] of my Annual Compensation.

I hereby irrevocably elect to convert, as of the first Business Day of the calendar year identified above, into an Award of Restricted Stock pursuant to the Plan for the calendar year identified above,     % [indicate any percentage from 50% to 100% (in 10% increments)] or $                 [indicate any dollar amount in increments of $10,000] of my Annual Compensation.

Executed effective as of                 , 20    .

(Signature)

(Print Name)

A-1